Exhibit 99.1

full year and fourth Quarter 2021 Earnings Results

Sixth Street Specialty Lending, Inc. Reports Full Year and Fourth Quarter 2021 Earnings Results; Declares a First Quarter Base Dividend Per Share of $0.41, and a Fourth Quarter Supplemental Dividend Per Share of $0.11

NEW YORK—February 17, 2022— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported adjusted net investment income of $2.16 per share and adjusted net income of $3.12 per share for the year ended December 31, 2021. For the quarter ended December 31, 2021, adjusted net investment income per share was $0.63 and adjusted net income per share was $0.57.  Return on equity (ROE) for the full year 2021 was 13.6% and 19.7% on an adjusted net investment income and an adjusted net income basis, respectively. Annualized ROE for the fourth quarter 2021 was 14.6% and 13.2% on an adjusted net investment income and an adjusted net income basis, respectively.

Net Investment Income Per Share
2021 (adjusted): Q4 2021 (adjusted):	$2.16 $0.63
2021: Q4 2021:	$1.97 $0.63

Both adjusted net investment income per share and adjusted net income per share for the year exclude approximately $0.19 per share of capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative gains in excess of cumulative losses less capital gains incentive fees paid inception-to-date. Including the impact of the capital gains incentive fee expenses accrued this year, the Company’s net investment income and net income for the year ended December 31, 2021 were $1.97 and $2.93, respectively. For the quarter ended December 31, 2021 net investment income and net income per share were $0.63 and $0.57, respectively. The Company’s net investment income in the fourth quarter was driven by higher fees from elevated repayment activity, as well as a robust level of interest income from the strength in the core earnings power of the portfolio.

Net Income Per Share
2021 (adjusted): Q4 2021 (adjusted):	$3.12 $0.57
2021: Q4 2021:	$2.93 $0.57

Reported net asset value (NAV) per share was $16.84 at December 31, 2021 as compared to $17.18 at September 30, 2021. The Company announced that its Board of Directors has declared a first quarter 2022 base dividend of $0.41 per share to shareholders of record as of March 15, 2022, payable on April 18, 2022, and a fourth quarter supplemental dividend of $0.11 per share to shareholders of record as of February 28, 2022, payable on March 31, 2022. Adjusted for the impact of the supplemental dividend, the Company’s fourth quarter pro forma NAV per share was $16.73 as compared to pro forma NAV per share of $15.86 at December 31, 2020. The primary drivers of this year’s NAV per share growth were the over-earning of our base dividend through net investment income, accretive capital markets transactions, and realized and unrealized gains on investments.

Return On Equity
2021 (Adj. NII): Q4 2021 (Adj NII):	13.6% 14.6%
2021 (Adj. NI): Q4 2021 (Adj NI):	19.7% 13.2%
2021 (NII): Q4 2021 (NII):	12.4% 14.6%
2021 (NI): Q4 2021 (NI):	18.5% 13.2%

The Company has approximately $100 million remaining principal value of 2022 convertible notes that will mature in August of this year. Similar to the method of settlement on the early conversion of a portion of these notes last year, in accordance with the requirements under the Indenture, the Company announced to holders earlier this year that the 2022 convertible notes will be settled with primarily stock and a small portion of cash, which will result in an equity issuance in Q3’22 related to the remaining principal outstanding.

Net Asset Value
Q4 2021 ($MM):	$1,275.8
Q4 2021 (per share):	$16.84
Q4 2021 (per share, PF):	$16.73

Dividends (per share)
Q4 2021 (Base):	$0.41
2021 (Base):	$1.64
2021 (Supp/Special):	$2.01
2021 (Total):	$3.65

Portfolio and Investment Activity

Full Year

For the year ended December 31, 2021, new investment commitments totaled $1,389.1 million. This compares to $1,184.7 million for the year ended December 31, 2020.

For the year ended December 31, 2021, the principal amount of new investments funded was $1,117.4 million in 25 new portfolio companies and 26 existing portfolio companies. For this period, the Company had $1,004.5 million aggregate principal amount in exits and repayments.

2021 Origination Activity
Commitments:	$1,389.1MM
Fundings:	$1,117.4MM
Net Fundings:	$112.8MM

For the year ended December 31, 2020, the principal amount of new investments funded was $939.0 million in 31 new portfolio companies and 27 existing portfolio companies. For this period, the Company had $941.3 million aggregate principal amount in exits and repayments.

Fourth Quarter

For the quarter ended December 31, 2021, new investment commitments totaled $835.2 million. This compares to $105.4 million for the quarter ended September 30, 2021.

Q4 2021 Origination Activity
Commitments:	$835.2MM
Fundings:	$656.3MM
Net Fundings:	$128.5MM

For the quarter ended December 31, 2021, the principal amount of new investments funded was $656.3 million across 15 new portfolio companies and 4 existing portfolio companies. For this period, the Company had $527.8 million aggregate principal amount in exits and repayments. For the quarter ended September 30, 2021, the principal amount of new investments funded was $65.4 million across five portfolio companies. For this period, the Company had $283.7 million aggregate principal amount in exits and repayments.

Average Investment Size
$35.0MM (1.4% of the portfolio at fair value)

As of December 31, 2021 and September 30, 2021, the Company had investments in 72 and 67 portfolio companies, respectively, with an aggregate fair value of $2,521.6 million and $2,406.5 million, respectively. As of December 31, 2021, the average investment size in each portfolio company was $35.0 million based on fair value.

First Lien Debt Investments (% FV)
91.2%

As of December 31, 2021, the Company’s portfolio based on fair value consisted of 91.2% first-lien debt investments, 1.7% second-lien debt investments, 0.7% mezzanine debt investments, and 6.4% equity and other investments. As of September 30, 2021, the Company’s portfolio based on fair value consisted of 92.5% first-lien debt investments, 0.7% mezzanine debt investments, and 6.8% equity and other investments.

Floating Rate Debt Investments[1] (% FV)
98.9%

As of December 31, 2021, 98.9% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 99.4% of these subject to LIBOR floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

For the period ended December 31, 2021 and September 30, 2021, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.0% and 9.9%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.2% for both periods.

As of December 31, 2021, 100.0% of the portfolio at fair value was meeting all payment and covenant requirements.

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	10.0%
Yield at Amortized Cost:	10.2%
1. Calculation includes income earning debt investments only.

Results of Operations for the full year and Three Months Ended december 31, 2021

Full Year

For the years ended December 31, 2021 and 2020, investment income totaled $278.6 million and $270.0 million, respectively. The increase in investment income was primarily driven by an increase in accelerated amortization of upfront fees and prepayment fees due to a higher number of paydowns, coupled with robust other fee income.

Net expenses totaled $135.8 million and $117.3 million for the years ended December 31, 2021 and 2020, respectively. This increase in net expenses was primarily driven by accrued capital gains incentive fees related to the Company’s cumulative gains in excess of cumulative losses less capital gains incentive fees paid inception‐to-date and higher management fees due to an increase in average assets.

2021
Investment Income:	$278.6MM
Net Expenses:	$135.8MM

Fourth Quarter

For the three months ended December 31, 2021 and 2020, total investment income was $78.3 million and $62.2 million, respectively. The increase in total investment income resulted primarily from an increase in total interest from investments and other income.

Q4 2021
Investment Income:	$78.3MM
Net Expenses:	$32.5MM

Net expenses totaled $32.5 million and $27.7 million for the three months ended December 31, 2021 and 2020, respectively. The increase in expenses was primarily driven by higher interest expense resulting from an increase in the average debt outstanding and higher incentive fees due to an increase in pre-incentive fee net investment income.

Total Principal Debt Outstanding
$1,213.9MM

Debt and Capital Resources

As of December 31, 2021, the Company had $16.0 million in cash and cash equivalents (including $14.4 million of restricted cash), total principal value of debt outstanding of $1,213.9 million, and $1,193.6 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. At year end, aggregate commitments under the Company’s revolving credit facility were $1.51 billion, in accordance with the accordion feature.

The Company’s weighted average interest rate on debt outstanding was 2.2% and 2.3%  for the three months ended December 31, 2021 and September 30, 2021, respectively. At December 31, 2021, the Company’s debt to equity ratio was 0.95x, compared to 0.90x at September 30, 2021. Average debt to equity was 0.99x and 1.01x during the three months ended December 31, 2021 and September 30, 2021, respectively.

Debt-to-Equity Ratio
Q4 2021 Quarter End:	0.95x
2021 Average[1]:	1.00x
Q4 2021 Average[1]:	0.99x

1.       Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at December 31, 2021 and changes to unfunded commitments since September 30, 2021.

$ Millions

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,510	Unfunded Commitments (See Note 8 in 9/30/21 10-Q)	$191
Drawn on Revolver	($316)	Extinguished Unfunded Commitments	($29)
Unrestricted Cash Balance	$1	New Unfunded Commitments	$184
Total Liquidity (Pre-Unfunded Commitments)	$1,195	Net Drawdown of Unfunded Commitments	($14)
Available Unfunded Commitments[1]	($156)	Total Unfunded Commitments	$332
Total Liquidity (Burdened for Unfunded Commitments)	$1,039	Unavailable Unfunded Commitments[1]	($176)
		Available Unfunded Commitments[1]	$156
1.

Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At December 31, 2021, the Company’s funding mix was comprised of 74% unsecured and 26% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2022 at $100 million, and the weighted average remaining life of investments funded with debt was ~2.4 years, compared to a weighted average remaining maturity on debt of ~3.6 years.

*Includes $25 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024.

1.

Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $17.2M at 12/31/20, $23.7M at 3/31/21, $22.3M at 6/30/21, $20.8M at 9/30/21 and $19.1M at 12/31/21. Fair value hedge on interest rate swaps related to the 2024 and 2026 notes total $16.8M at 12/31/20, $2.2M at 3/31/21, $4.5M at 6/30/21, $2.5M at 9/30/21 and ($5.9M) at 12/31/21.

2.

Weighted by amortized cost of debt investments. Investments are financed by debt and equity capital.  This analysis assumes longer-dated investments are currently funded by equity capital (53% of investments) and the remaining (shorter-dated) investments (47% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and equity capital is defined as 12/31/21 net assets.

3.	Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on February 18, 2022. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.sixthstreetspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 6069108

All callers will need to enter the Conference ID followed by the # sign and reference “Sixth Street Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on February 18 through February 25 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 6069108

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	December 31, 2021	September 30, 2020	December 31, 2020

Investments at Fair Value	$2,521.6	$2,406.5	$2,298.9
Total Assets	$2,551.9	$2,438.5	$2,338.6
Net Asset Value Per Share	$16.84	$17.18	$17.16
Supplemental Dividend Per Share	$0.11	$0.07	$0.05
Special Dividend Per Share	$—	$0.50	$1.25
Pro Forma Net Asset Value Per Share (1)	$16.73	$16.61	$15.86

Investment Income	$78.3	$71.2	$62.2
Adjusted Net Investment Income (2)	$46.2	$39.9	$34.2
Adjusted Net Income (2)	$41.8	$58.4	$54.9
Accrued Capital Gains Incentive Fee Expense	$(0.0)	$3.4	$1.4
Net Investment Income	$46.2	$36.5	$32.8
Net Income	$41.8	$55.0	$53.5

Adjusted Net Investment Income Per Share (2)	$0.63	$0.55	$0.50
Adjusted Net Income Per Share (2)	$0.57	$0.80	$0.81
Accrued Capital Gains Incentive Fee Expense Per Share	$(0.0)	$0.05	$0.02
Net Investment Income Per Share	$0.63	$0.50	$0.48
Net Income Per Share	$0.57	$0.75	$0.79

Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	14.6%	13.0%	12.0%
Annualized Return on Equity (Adjusted Net Income) (2)(3)	13.2%	19.0%	19.2%
Annualized Return on Equity (Net Investment Income) (3)	14.6%	11.9%	11.5%
Annualized Return on Equity (Net Income) (3)	13.2%	17.9%	18.7%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.0%	9.9%	10.0%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.2%	10.2%	10.2%
Percentage of Debt Investment Commitments at Floating Rates (4)	98.9%	98.9%	99.1%

1.	Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.

Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3.	Return on equity is calculated using prior period’s ending net asset value per share.
4.	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2021	2020
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,354,984 and $2,187,427, respectively)	$2,434,797	$2,249,302
Non-controlled, affiliated investments (amortized cost of $12,666 and $12,892, respectively)	27,017	12,892
Controlled, affiliated investments (amortized cost of $64,362 and $58,709, respectively)	59,779	36,676
Total investments at fair value (amortized cost of $2,432,012 and $2,259,028, respectively)	2,521,593	2,298,870
Cash and cash equivalents (restricted cash of $14,399 and $10,815, respectively)	15,967	13,274
Interest receivable	10,775	8,583
Prepaid expenses and other assets	3,522	17,866
Total Assets	$2,551,857	$2,338,593
Liabilities
Debt (net of deferred financing costs of $19,147 and $17,246, respectively)	$1,185,964	$1,110,363
Management fees payable to affiliate	9,380	8,435
Incentive fees on net investment income payable to affiliate	9,789	7,252
Incentive fees on net capital gains accrued to affiliate	14,928	1,421
Dividends payable	30,926	27,728
Other payables to affiliate	3,149	2,632
Other liabilities	21,873	19,447
Total Liabilities	1,276,009	1,177,278
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 76,067,586 and 67,980,253 shares issued, respectively; and 75,771,542 and 67,684,209 shares outstanding, respectively	761	680
Additional paid-in capital	1,189,275	1,025,676
Treasury stock at cost; 296,044 and 296,044 shares held, respectively	(4,291)	(4,291)
Distributable earnings	90,103	139,250
Total Net Assets	1,275,848	1,161,315
Total Liabilities and Net Assets	$2,551,857	$2,338,593
Net Asset Value Per Share	$16.84	$17.16

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2021	December 31, 2020	December 31, 2019
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$261,782	$237,260	$224,810
Dividend income	3,426	1,816	420
Other income	7,751	22,174	13,838
Total investment income from non-controlled, non-affiliated investments	272,959	261,250	239,068
Investment income from non-controlled, affiliated investments:
Interest from investments	838	4,606	6,370
Dividend income	740	—	—
Other income	—	368	88
Total investment income from non-controlled, affiliated investments	1,578	4,974	6,458
Investment income from controlled, affiliated investments:
Interest from investments	4,039	3,809	5,958
Other income	17	4	11
Total investment income from controlled, affiliated investments	4,056	3,813	5,969
Total Investment Income	278,593	270,037	251,495
Expenses
Interest	38,825	39,402	49,110
Management fees	37,081	32,105	30,104
Incentive fees on net investment income	33,062	31,483	27,211
Incentive fees on net capital gains	13,507	1,421	—
Professional fees	6,586	6,775	6,530
Directors’ fees	743	825	595
Other general and administrative	6,236	5,262	5,912
Total expenses	136,040	117,273	119,462
Management and incentive fees waived (Note 3)	(190)	—	—
Net Expenses	135,850	117,273	119,462
Net Investment Income Before Income Taxes	142,743	152,764	132,033
Income taxes, including excise taxes	384	5,760	3,750
Net Investment Income	142,359	147,004	128,283
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	17,938	10,304	29,432
Non-controlled, affiliated investments	14,350	2,785	1,272
Controlled, affiliated investments	17,450	18,862	(12,381)
Translation of other assets and liabilities in foreign currencies	(591)	(5,068)	(3,255)
Interest rate swaps	(6,699)	6,812	9,194
Income tax provision	(1,902)	—	—
Total net change in unrealized gains (losses)	40,546	33,695	24,262
Realized gains (losses):
Non-controlled, non-affiliated investments	28,849	25,382	5,482
Non-controlled, affiliated investments	(33)	7,854	—
Controlled, affiliated investments	—	(36,352)	(3,594)
Extinguishment of debt	—	739	—
Interest rate swaps	—	(62)	41
Foreign currency transactions	59	(152)	109
Total net realized gains (losses)	28,875	(2,591)	2,038
Total Unrealized and Realized Gains (Losses)	69,421	31,104	26,300
Increase in Net Assets Resulting from Operations	$211,780	$178,108	$154,583
Earnings per common share—basic	$2.93	$2.65	$2.34
Weighted average shares of common stock outstanding—basic	72,169,488	$67,209,078	$66,069,305
Earnings per common share—diluted	$2.79	$2.65	$2.34
Weighted average shares of common stock outstanding—diluted	77,702,258	67,209,078	66,069,305

The Company’s investment activity for the years ended December 31, 2021, 2020 and 2019 is presented below (information presented herein is at par value unless otherwise indicated).

	For the Year Ended December 31,
($ in millions)	2021	2020	2019
New investment commitments:
Gross originations	$4,269.9	$3,296.8	$3,007.0
Less: Syndications/sell downs	3,152.5	2,112.1	1,773.5
Total new investment commitments	$1,117.4	$1,184.7	$1,233.5
Principal amount of investments funded:
First-lien	$1,022.1	$909.6	$1,055.7
Second-lien	43.5	5.2	12.4
Mezzanine	6.1	4.1	—
Equity and other	45.7	20.1	19.5
Total	$1,117.4	$939.0	$1,087.6
Principal amount of investments sold or repaid:
First-lien	$962.6	$922.1	$567.1
Second-lien	5.8	4.4	0.8
Mezzanine	—	—	—
Equity and other	36.1	14.8	7.3
Total	$1,004.5	$941.3	$575.2
Number of new investment commitments in new portfolio companies	25	31	32
Average new investment commitment amount in new portfolio companies	$47.5	$30.9	$28.7
Weighted average term for new investment commitments in new portfolio companies (in years)	5.3	4.6	4.6
Percentage of new debt investment commitments at floating rates (1)	99.5%	98.8%	98.7%
Percentage of new debt investment commitments at fixed rates	0.5%	1.2%	1.3%
Weighted average interest rate of new investment commitments	9.2%	10.2%	10.2%
Weighted average spread over LIBOR of new floating rate investment commitments	9.0%	10.0%	8.0%
Weighted average interest rate on investments sold or paid down	9.1%	9.7%	11.8%

1.

Includes one fixed rate investment for the year ended December 31, 2020 and two fixed rate investments for the year ended December 31, 2019 for which we entered into interest rate swap agreements to swap to floating rates.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $60 billion in assets under management and committed capital. For more information, visit the Company’s website at www.sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $60 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 350 team members including over 180 investment professionals around the world. For more information, visit www.sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition, including expectations with respect to the Company’s portfolio companies. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 260-241-7837
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com